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                           [YOUNETWORK CORPORATION]

                             Class A Common Stock

This is to certify that ___________________________________ is the _________ of

_______________________________________________________________________________
        Fully Paid and Non-Assessable Shares of Class A Common Stock of
                             YOUNETWORK CORPORATION

transferable only on the books of the Corporation by the holder thereof in person or by a duly authorized Attorney upon surrender of this Certificate properly endorsed.

Witness, the seal of the Corporation and the signatures of its duly authorized officers.

Dated

                                    [SEAL]

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THESE SECURITIES WERE ORIGINALLY ISSUED IN TRANSACTIONS EXEMPT UNDER THE
SECURITIES ACT OF 1933, AS AMENDED ("ACT") PURSUANT TO THE EXEMPTION PROVIDED BY
SECTION 4(2) OF THE ACT, AND HAVE BEEN REGISTERED UNDER THE ACT FOR SALE ON BEHALF OF THE HOLDER. THESE SECURITIES MAY NOT OFFERED, SOLD OR TRANSFERRED EXCEPT, (I) PURSUANT TO THE REGISTRATION STATEMENT IF A CURRENT PROSPECTUS WITH RESPECT TO THESE SECURITIES IS DELIVERED IN CONNECTION THEREWITH, OR (II) PURSUANT TO AN APPLICABLE EXEMPTION FROM REGISTRATION UNDER THE ACT AND ANY APPLICABLE "BLUE SKY" OR SIMILAR SECURITIES LAW.